Exhibit 3.1

ARTICLES OF INCORPORATION

OF

RIVER FINANCIAL CORPORATION

The undersigned, acting as incorporators under the Code of Alabama, 1975 as amended, adopt the following Articles of Incorporation:

ARTICLE I

NAME

The name of this corporation (the “Corporation”) shall be:

“River Financial Corporation”

ARTICLE II

DURATION

The Corporation shall have perpetual duration and existence.

ARTICLE III

OBJECTS AND PURPOSES

The objects and nature of the business and the purposes and powers of the Corporation are to act as a bank holding company and to engage in any lawful activity and to exercise all powers permitted to it by the Alabama Business Corporation Law.

ARTICLE IV

CAPITAL STOCK

4.1 The total number of shares of all classes of capital stock (“Shares”) which the Corporation shall have the authority to issue is 5,000,000, consisting of 5,000,000 shares of $1.00 par value common stock (“Common Stock”).

4.2 Dividends upon Common Stock shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s capital surplus. Dividends upon shares of any class or series of Corporation Common Stock may be paid in cash, property, or shares of any class or series of Common Stock of the Corporation, as may be determined by resolution or resolutions of the Board of Directors.

4.3 Written restrictions on the global transfer or registration of transfer of the Corporation’s capital stock, securities or evidences of indebtedness or any interest therein may be imposed by the

Corporation, entered into as part of an agreement, adopted as By-Laws, or recognized by the Corporation as the Corporation’s Board of Directors may determine by resolution or resolutions. Any such transfer restrictions shall be noted conspicuously on the security or evidence of indebtedness.

Exhibit 3.1

ARTICLE V

NO PREEMPTIVE RIGHTS

A holder of the Corporation’s Common Stock shall not have the preemptive right to purchase its proportion of the issuance of any class of shares, including treasury shares, according to the proportion of its holdings of such class.

ARTICLE VI

SPECIAL PROVISIONS

6.1 Except as otherwise required by applicable law, no contract or other transaction between the Corporation and one or more of its directors or any other person, corporation, firm, association or entity in which one or more of its directors or officers are financially interested, shall be void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the Corporation, and if:

(a) The fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes or consents of such interested directors or consents of such interested directors and without considering such interested directors as present for purposes of constituting a quorum; or

(b) The fact of such relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

6.2 The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the issued and outstanding shares of the Corporation’s capital stock, other securities or evidences of indebtedness are parties, restricting the transfer or registration of transfer of any or all shares of the Corporation’s capital stock, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation’s Board of Directors.

6.3 Except as required by applicable law, including the state and federal banking laws, a director shall not be held personally liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action as a director.

6.4 The Corporation may not sell or transfer all or substantially all of its assets except upon the affirmative vote of the holders of not less than 75% of all shares entitled to be cast.

6.5 A director shall not be held personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action as a director, except this provision shall not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of Section 10A-2-8.33 of the Alabama Business Corporation Law; (iv) an intentional violation of criminal law; (v) a breach of a director’s duty of loyalty to the Corporation or its shareholders; or (vi) a violation of 12 C.F.R. Part 359 or any payment or benefit relating to the imposition of penalties under the Alabama Banking Code. It is the intention that the directors of the Corporation be protected from personal liability to the fullest extent permitted by the Alabama Business Corporation Law as it now or hereafter exists. If at any time in the future the Alabama Business Corporation Law is modified to permit further or additional limitations on the extent to which directors may be held personally liable to the Corporation, the protection afforded by this Section 6.05 shall be expanded to afford the maximum protection permitted under such law. Any repeal or modification of this Section 6.05 by the shareholders of the Corporation shall be prospective only, and shall not diminish the rights, or expand the personal

Exhibit 3.1

liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

REGISTERED OFFICE AND AGENT

The address of the Corporation’s initial registered office shall be 2611 Legends Drive, Prattville, AL 36066, and its initial registered agent at such address shall be James M. Stubbs.

PRINCIPAL OFFICE

The principal office of the Corporation shall be located initially at 2611 Legends Drive, Prattville, Alabama 36066, but may be moved from time to time by majority vote of the board of directors.

ARTICLE VIII

DIRECTORS

The Corporation’s initial Board of Directors shall consist of fourteen persons, who shall serve until the first annual meeting of the shareholders and until their successors are elected and qualified. The names and addresses of the members of the initial Board of Directors are as follows:

Name	Address

Lynn M. Carter	PO Box 1057 Wetumpka, Al 36092

James D. Golson	1633 County Road 10 Prattville, AL 36067

Charles E. Herron, Jr.	271 Mac Taylor Road Tallassee, AL 36078

Name	Address

Roy Shepherd Morris	4740 Cross Keys Road Shorter, AL 36075

Larry Dean Puckett	507 Fiveash Oaks Prattville, AL 36066

Jimmy Larry Ridling	306 Hunter Trail Pike Road, AL 36064

Dorothy Hardage Sanford	973 McQueen Smith Road Prattville, AL 36066

Exhibit 3.1

David Benjamin Smith	1250 Cotton Gin Cut Prattville, AL 36067

Bolling P. Starke, III	3313 Boxwood Drive Montgomery, AL 36111

James Milton Stubbs	PO Box 527 Wetumpka, AL 36092

Vernon Bell Taylor	522 Wetumpka Street Prattville, AL 36067

David Reynolds Thrasher	3518 Oak Grove Circle Montgomery, AL 36111

Jerry C. Kyser, Jr.	7272 Brisbane Place Montgomery, AL 36117

Adolph Weil, III	3200 Colline Close Montgomery, AL 36106

ARTICLE IX

INCORPORATOR

The incorporators’ names and address are:

Name	Address

Lynn M. Carter	PO Box 1057 Wetumpka, Al 36092

James D. Golson	1633 County Road 10 Prattville, AL 36067

Charles E. Herron, Jr.	271 Mac Taylor Road Tallassee, AL 36078

Roy Shepherd Morris	4740 Cross Keys Road Shorter, AL 36075

Larry Dean Puckett	507 Fiveash Oaks Prattville, AL 36066

Jimmy Larry Ridling	306 Hunter Trail Pike Road, AL 36064

Dorothy Hardage Sanford	973 McQueen Smith Road Prattville, AL 36066

David Benjamin Smith	1250 Cotton Gin Cut Prattville, AL 36067

Exhibit 3.1

Bolling P. Starke, III	3313 Boxwood Drive Montgomery, AL 36111

James Milton Stubbs	PO Box 527 Wetumpka, AL 36092

Vernon Bell Taylor	522 Wetumpka Street Prattville, AL 36067

David Reynolds Thrasher	3518 Oak Grove Circle Montgomery, AL 36111

Name	Address

Jerry C. Kyser, Jr.	7272 Brisbane Place Montgomery, AL 36117

Adolph Weil, III	3200 Colline Close Montgomery, AL 36106

Dated and effective as of November 30, 2012.

[signature page to follow]

INCORPORATORS

Lynn M. Carter

James D. Golson

Charles E. Herron, Jr.

Roy Shepherd Morris

Larry Dean Puckett

Jimmy Larry Ridling

Dorothy Hardage Sanford

Exhibit 3.1

David Benjamin Smith

Bolling P. Starke, III

James Milton Stubbs

Vernon Bell Taylor

David Reynolds Thrasher

Jerry C. Kyser, Jr.

Adolph Weil, III

This Instrument Prepared by:

Katharine F. Musso, Esq.

Jones, Walker, Waechter, Poitevent,

    Carrère & Denègre, LLP

1100 One Federal Place

1819 Fifth Avenue North

Birmingham, AL 35203

(205) 244-5211

Exhibit 3.1

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

RIVER FINANCIAL CORPORATION

(1) The name of the corporation is RIVER FINANCIAL CORPORATION (the “Corporation”), an Alabama corporation.

(2) The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation in the manner prescribed in the Alabama Business Corporation Law.  The amendment provides that Section 4.1 is deleted in its entirety, and the following new Section 4.1 is substituted in lieu thereof:

4.1 The total number of shares of all classes of common stock (“Shares”) which the Corporation shall have authority to issue is 10,000,000, consisting of 10,000,000 shares of $1.00 par value common stock (“Common Stock”).

(3) The foregoing amendment was adopted by the shareholders of the Corporation on December 1, 2015.

(4) At the time of the adoption of the foregoing amendment, the number of shares outstanding was 2,985,640 and the number of shares of common stock entitled to vote thereon was 2,985,640.  All outstanding shares were common stock, par value $1.00 per share.  In excess of a majority of the shares of common stock were represented at the meeting and a quorum was present.

(5) The number of shares voted for and against such amendment, respectively, was:

FOR	AGAINST	ABSTAIN
2,241,353	18,204	15,000

The number of shares voting FOR the amendment was sufficient for approval of the amendment and all other requirements of the Alabama Business Corporation Law have been satisfied.

DATED as of the 4th day of December, 2015.

RIVER FINANCIAL CORPORATION

By:	/s/ James M. Stubbs

Exhibit 3.1

Name: James M. Stubbs
Its: President and Chief Executive Officer

This instrument prepared by:

Michael D. Waters

Jones Walker LLP

1819 5th Avenue North, Suite 1100

Birmingham, Alabama  35203

Telephone: (205) 244-5210

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

RIVER FINANCIAL CORPORATION

(AL Entity ID: # 272-532)

The undersigned Alabama corporation’s Articles of Incorporation were originally filed with the Judge of Probate in Elmore County, Alabama on November 30, 2012.  Pursuant to the provisions of Sections 10A-2-10.07 of the Alabama Business Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:The name of the corporation is River Financial Corporation (the “RFC”) an Alabama corporation.

SECOND: The Board of Directors of RFC approved the amendment to the Articles of Incorporation, the text of which is set forth below (the “Amendment”) and recommended it for shareholder approval, to increase the size of the board and provide for filling vacancies.  The Amendment amends and replaces in its entirety the current Article VIII of the Articles of Incorporation as follows:

Article VIII

Board of Directors

All of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.  For their own governance, the Directors may adopt bylaws that are not inconsistent with these Articles.  The Bylaws shall establish a variable range for the Board of Directors by fixing a minimum number of 7 Directors and maximum number of 12 Directors.  The Board may change the number of Directors within the variable range set by the Bylaws without shareholder approval, and fill the vacancies created thereby,

Exhibit 3.1

except that the Board may not increase or decrease by more than thirty percent (30%) the number of Directors last approved by the shareholders.

THIRD: RFC has 5,701,139 shares of its Common Stock, $1.00 par value per share, outstanding.  The Amendment was approved and adopted by the shareholders of RFC effective on April 23, 2019 by the affirmative vote of 3,835,075 shares.  Such votes were sufficient to approve the Amendment.

FOURTH:The amendment shall be effective upon filing with the Probate Judge of Elmore County.

Dated: April 24, 2019

This instrument prepared by:

Michael D. Waters, Esq.

Jones Walker LLP

420 20th Street North, Suite 1100

Birmingham, Alabama  35203

Telephone: (205) 244-5210

mwaters@joneswalker.com

RIVER FINANCIAL CORPORATION

By:/s/ James M. Stubbs

Name:Jimmy Stubbs

Title:Chief Executive Officer